UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2020 (December 18, 2019)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 WEST FRONT STREET, RED BANK, NEW JERSEY 07701

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On December 19, 2019, OceanFirst Financial Corp., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission to report, among other things, the appointment of William D. Moss to the Company Board, effective as of the closing of the Two River Transactions. The purpose of this filing is to amend the Original 8-K to include the information required by Item 5.02(c) of Form 8-K. Capitalized terms used but not defined herein have the respective meanings set forth in the Original 8-K.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed in the Original 8-K, pursuant to the Two River Merger Agreement, the Company Board approved the appointment of William D. Moss to the Company Board, effective as of and contingent upon the Two River Effective Time, and the Bank Board approved Mr. Moss’s appointment to the Bank Board, effective as of and contingent upon the effective time of the Two River Bank Merger. On December 31, 2019, Mr. Moss entered into a consulting agreement with the Company and the Bank, which became effective as of the Two River Effective Time (the “Moss Consulting Agreement”). Under the terms of the Moss Consulting Agreement, Mr. Moss will provide consulting services and advice to the Company and the Bank, including assistance with retention of Two River Bank customers and key employees, during a period of 21 months beginning on January 1, 2020. In exchange for such services, Mr. Moss will receive a consulting fee of $7,770 per month during the consulting period. In addition, during the consulting period, Mr. Moss will receive reimbursement of reasonable business expenses incurred during the course of performing the consulting services, and the continued use of his current office space. The Bank will also pay the monthly cost of COBRA continuation coverage (if applicable) of $1,575 for Mr. Moss through June 1, 2020. If the Company terminates Mr. Moss’s service as a consultant before the end of the consulting period or if Mr. Moss dies before the end of the consulting period, then Mr. Moss (or his beneficiary in the event of his death) will be entitled to continue to receive the monthly consulting fee for the remainder of the consulting period.

At this time, Mr. Moss has not been named to serve on any committee of the Company Board or the Bank Board, and the Company Board and the Bank Board have not identified any committees to which he is expected to be appointed.

The foregoing description of the Two River Merger Agreement and the Two River Transactions does not purport to be complete and is qualified in its entirety by reference to the Two River Merger Agreement, which was attached as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on August 13, 2019 and is incorporated into this Item 5.02 by reference. The foregoing description of the Moss Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Moss Consulting Agreement, which is attached as Exhibit 10.1 to this Amended Current Report on Form 8-K/A and is incorporated into this Item 5.02 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are filed with this Amended Current Report on Form 8-K/A:

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Hammerhead Merger Sub Corp. and Two River Bancorp (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K, filed by OceanFirst Financial Corp. on August 13, 2019) †

10.1	Consulting Agreement, dated as of December 31, 2019, by and among OceanFirst Financial Corp., OceanFirst Bank, National Association, and William D. Moss

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. OceanFirst Financial Corp. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Steven J. Tsimbinos
Name:	Steven J. Tsimbinos
Title:	Executive Vice President, General Counsel & Corporate Secretary

Dated: January 2, 2020

4